Exhibit 10.9

EXECUTION VERSION

AMENDMENT No. 1 dated as of October 5, 2009 (this “Amendment”), to the First Lien Credit Agreement dated as of June 15, 2007 as amended, supplemented or otherwise modified (the “Credit Agreement”), among STR ACQUISITION INC., a Delaware corporation which substantially simultaneously with the execution thereof merged with and into SPECIALIZED TECHNOLOGY RESOURCES, INC., a Delaware corporation (the “Borrower”), STR HOLDINGS LLC, a Delaware limited liability company (“Existing Holdings”), the Lenders (as defined in the Credit Agreement), and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity the “Collateral Agent”) for the Lenders.

WHEREAS the Borrower and Existing Holdings have informed the Administrative Agent that they intend to cause New Holdings (as defined below) to effect an initial public offering pursuant to which New Holdings’ common Equity Interests will be offered and sold.

WHEREAS the Borrower and the Lenders have agreed to permit (a) the formation of a Delaware limited liability company that will elect to be treated as a corporation for Federal income tax purposes, as a direct, wholly owned subsidiary of the Borrower (“New Holdings”) and a Delaware corporation, as a direct, wholly owned subsidiary of New Holdings (“Merger Sub”), (b) the merger of Merger Sub with and into the Borrower with the Borrower surviving and Existing Holdings receiving all of the Equity Interests in New Holdings, (c) the transfer from Existing Holdings to New Holdings of any and all Obligations of Existing Holdings under the Loan Documents as contemplated by, and in accordance with, Section 4 of this Amendment, (d) the liquidation of Existing Holdings, and (e) the conversion of New Holdings to a Delaware corporation pursuant to the filing of a certificate of conversion with the Secretary of State of Delaware (collectively, the “IPO Restructuring Transactions”).

WHEREAS the Borrower, the Administrative Agent and the Required Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement in the manner set forth herein.

NOW, THEREFORE, Existing Holdings, the Borrower, the Required Lenders, and the Administrative Agent hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments. (a)   The definition of the term “Qualified Public Offering” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “$50,000,000” therein with a reference to “$25,000,000”.

(b)  Section 1.01 of the Credit Agreement is amended to add definitions of the following terms in appropriate alphabetical order:

“Agreement” shall mean this Credit Agreement as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Amendment No. 1” shall mean Amendment No. 1 dated as of October 5, 2009, to this Agreement.

“IPO Restructuring Transactions” shall have the meaning ascribed thereto in Amendment No. 1.

(c)  Section 6.05 of the Credit Agreement is hereby amended, effective upon the Effective Date (as defined below), by deleting in its entirety existing clause (v) thereof and renumbering existing clause (u) as new clause (v), existing clause (v) currently reads as follows:

“(v) Holdings may merge, liquidate, reorganize or otherwise be restructured into a newly-formed Loan Party in a transaction the purpose of which is to re-organize Holdings as a corporation; provided that (1) such transaction (or series of transactions) does not result in a material increase in the Tax obligations payable in cash (on a consolidated basis) for Holdings, the Borrower, each Subsidiary of the Borrower and the holders of Equity Interests in Holdings and (2) immediately following such transaction, Holdings is in compliance with all requirements of the Guarantee and Collateral Agreement and has satisfied its obligations under Section 5.11 (including the execution of any further documents, financing statements, agreements and instruments, and the taking of all other actions, that may be reasonably requested by the Required Lenders, the Administrative Agent or the Collateral Agent).”

(d) A new Section 9.19 is hereby added to the Credit Agreement that reads in its entirety as follows:

“SECTION 9.19. Holdings. New Holdings (as defined in Amendment No. 1) shall be deemed to be a successor in interest to Existing Holdings (as defined in Amendment No. 1) and all references in this Agreement to “Holdings” (other than (a) in the preamble and (b) in the definitions of the terms “Acquisition”, “Equity Contribution”, “Fee Letter” and “Transactions”) shall be deemed to be references to New Holdings and Existing Holdings.  Notwithstanding anything to the contrary in this Agreement, the Borrower and Holdings shall be permitted to engage in any one or more of the IPO Restructuring Transactions, whether or not contemporaneous (although the Borrower and Holdings expect the IPO Restructuring Transactions, other than clauses (d) and (e) described in the definition thereof, will occur substantially contemporaneously).”

SECTION 3.  Waiver.  Effective as of the Effective Date (as defined below), the Lenders, the Administrative Agent and the Collateral Agent waive any non-compliance under the Credit Agreement that may arise solely to the extent necessary to give effect to the IPO Restructuring Transactions, other than compliance with the procedures and obligations set forth in Sections 5.06 and 5.11 of the Credit Agreement and Section 4 of this Amendment.

SECTION 4.  Release and Transfer of Obligations.  Upon written notification by the Borrower, Existing Holdings shall be released of any and all Obligations arising under the Loan Documents; provided that on or prior to such time (i) New Holdings shall have executed and delivered to the Collateral Agent a counterpart of the First Lien Guarantee and Collateral Agreement and any and all such other documents as the Collateral Agent may reasonably request, (ii) New Holdings shall have pledged to the Collateral Agent 100% of the Equity Interests in the Borrower, (iii) Existing Holdings shall have assigned to New Holdings and New Holdings shall have assumed from Existing Holdings any and all Obligations of Existing Holdings arising under the Loan Documents pursuant to an assignment and assumption agreement or other instrument satisfactory to the Collateral Agent; and (iv) New Holdings, Existing Holdings, and the Borrower shall have executed any and all further documents, financing statements, agreements and instruments, and taken all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by clause (i) through and including clause (iii) of this proviso.

SECTION 5.  Amendment Fee.   The Borrower agrees to pay on the Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a counterpart of this Amendment to the Administrative Agent (or its counsel) on or prior to October 5, 2009 at 12:00 p.m., New York City time (each such Lender a “Consenting Lender”), an amendment fee (collectively, the “Amendment Fees”) in an amount equal to 0.25% of the aggregate amount of Term Loans, Revolving Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments of such Consenting Lender.

SECTION 6.  Conditions to Effectiveness; Counterparts; Amendments.  This Amendment shall become binding on the parties and irrevocable as of the date set forth above on the date on which (a) copies hereof that, when taken together, bear the signatures of Existing Holdings, the Borrower and the Required Lenders, shall have been received by the Administrative Agent, (b) the representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date (c) no Default or Event of Default shall have occurred and be continuing, (d) the Administrative Agent and Lenders shall have received payment of the Amendment Fees, and (e) the Administrative Agent and Lenders shall have received all fees and other amounts due and payable pursuant to that certain fee letter dated as of September 29, 2009, relating to this Amendment, and payment of all out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, to the extent invoiced and required to be paid or reimbursed to it by the Borrower under Section 9.05 of the Credit Agreement (the “Effective Date”).  This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Existing Holdings, the Borrower, the Administrative Agent and the Required Lenders.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of Existing Holdings and the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 8.  Notices.  All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 9.  Loan Document Pursuant to Credit Agreement.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.  On and after the date hereof, any reference to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as modified hereby.

SECTION 10.  Full Force and Effect; Limited Amendment.  Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Existing Holdings or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Existing Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 11.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12.  Applicable Law Waiver of Jury Trial.  (A) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.11 OF THE FIRST LIEN CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

STR HOLDINGS LLC

by
/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Financial Officer

[Amendment No. 1 to First Lien Credit Agreement]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Collateral Agent,

by
/s/ Rianka Mohan
	Name:	Rianka Mohan
	Title:	Vice President

by
/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

[Amendment No. 1 to First Lien Credit Agreement]